Exhibit 99.1

CHILEAN COBALT CORP. ANNOUNCES BOARD REALIGNMENT,

ADDING CAPITAL MARKETS EXPERTISE AS COMPANY EVALUATES POTENTIAL UPLISTING

BERWYN, PA – (March 20, 2026) – Chilean Cobalt Corp. (OTCQB: COBA) (“Chilean Cobalt” or the “Company”) is pleased to announce the appointment of Michael Caperonis and Tom Diffely to its Board of Directors. Both bring extensive capital markets and financial industry experience to the Company and have been long-time supporters and significant shareholders. The Company is pleased to welcome the two new directors who are expected to qualify as independent, a designation that is anticipated to strengthen the Company’s board composition in connection with any potential future uplisting to a national securities exchange.

These Board appointments further strengthen Chilean Cobalt’s leadership team. Michael and Tom bring deep expertise in equity capital markets, institutional finance, and capital raising, which is expected to support the Company’s efforts to access broader capital markets and expand its investor base as it progresses the development of its La Cobaltera and El Cofre cobalt-copper projects - and NeoRe rare earth project - while evaluating additional growth opportunities.

Greg Levinson, a founder, and valued board member since inception, will remain a supporting shareholder. He is stepping down to pursue other interests and, the Company thanks him for his foundational contributions since inception.

About Michael Caperonis

Michael Caperonis has more than 25 years of finance and capital markets experience. Over the course of his career, Michael has held senior leadership positions at several major global financial institutions. He previously served as Americas Head of Equities Trading and Global Head of Convertible Bonds at Citi, as well as Head of Credit and Equities Trading at Nomura. In these roles, Michael was responsible for overseeing large trading operations and played a key role in the pricing and syndication of numerous capital raises for major corporations across global capital markets.

Following his executive roles in banking, Michael became a Partner at Apollo Global Management and is currently a Portfolio Manager for a large family office, where he continues to focus on investment strategy and capital markets opportunities.

Michael holds a Bachelor of Arts degree from Yale University.

About Tom Diffely

Tom Diffely has more than 25 years of finance and equity capital markets experience. He spent the past 16 years at D.A. Davidson & Co., a full-service investment bank, where he held several roles including senior research analyst covering multiple technology sectors and most recently Director of Institutional Research. Prior to D.A. Davidson, Tom spent 10 years in equity research at Merrill Lynch covering the semiconductor sector. Earlier in his career, Tom held positions in engineering and general management before transitioning to Wall Street.

Tom holds a Bachelor of Science in Engineering from Harvey Mudd College and an MBA from the Haas School of Business at the University of California, Berkeley, with a focus on finance and the management of technology. He is also a CFA Charterholder and previously held a Professional Engineer (PE) license during his time as a consulting engineer.

This press release does not constitute an offer or sale of, or the solicitation of an offer to buy, securities of the Company nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About Chilean Cobalt Corp.

Chilean Cobalt Corp. is a US-based critical minerals exploration and development company focused on the La Cobaltera cobalt-copper project in northern Chile, one of the world’s few primary cobalt districts. Chilean Cobalt is committed to creating ecological and social value for all stakeholders; economic value for Chile and the Chilean communities in which it operates; and financial value for its shareholders.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results) and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Examples of forward-looking statements, include, among others, statements the Company makes regarding its ability to leverage the expertise of its new directors to access broader capital markets and expand its investor base, The Company’s ability to meet the listing requirements of, or obtain approval for listing on, a national securities exchange, ability to establish “Proven” or “Probable” Reserves, as defined by the SEC under Regulation S-K, Subpart 1300, through the completion of a Definitive Feasibility Study for the minerals that the Company seeks to produce and the inherent risks of mining, exploration, development, and processing operations that may negatively impact the business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the Company. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONTACTS:

Chilean Cobalt Corp.

Duncan T. Blount

Chairman & CEO

Duncan.Blount@chileancobaltcorp.com

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